UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

Cidara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 752-6170

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Cidara Therapeutics, Inc. (the “Company”) expects to report that its cash and cash equivalents as of December 31, 2022 were approximately $32.7 million.

The Company has not yet completed its quarter-end or year-end financial close process for the quarter and year ended December 31, 2022. This estimate of the Company’s cash and cash equivalents as of December 31, 2022 is preliminary, has not been audited and is subject to change upon completion of the Company’s financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2022. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it.

The information contained in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01 Other Events.

The Company previously disclosed that it received an $11.1 million milestone payment in September 2022 from Mundipharma Medical Company (“Mundipharma”) under the Company’s collaboration and licensing agreement with Mundipharma. The Company is updating its disclosure to specify that the payment was made in connection with the European Medicines Agency acceptance of the Company’s marketing authorization application for rezafungin for the treatment of candidemia and invasive candidiasis in adult patients.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about the Company’s preliminary estimates of cash and cash equivalents as of December 31, 2022. Words such as “anticipates,” “expect,” “may,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to the Company only at this time and may differ from actual results, including in connection with the Company’s completion of end-of-period reporting procedures and related activities, including the audit by the Company’s independent registered public accounting firm, risks associated with market conditions, risks and uncertainties associated with the Company’s business and finances in general, risks associated with geopolitical and macroeconomic conditions, including the COVID-19 pandemic, risks associated with preclinical and clinical development, and regulatory risks. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s filings with the SEC, including in the section captioned “Risk Factors” in the Company’s most recent quarterly report on Form 10-Q and subsequent filings thereafter, and the prospectus supplements relating to the Offerings. These forward-looking statements represent the Company’s judgment as of the time of this report. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: March 2, 2023	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)